UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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OceanFirst Financial Corp.
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Press Release

Company Contact:

Jill Hewitt
Senior Vice President
OceanFirst Financial Corp.
Tel: (732)240-4500, ext. 7513
email: jhewitt@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES VIRTUAL ONLY MEETING FORMAT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

RED BANK, NEW JERSEY, May 7, 2020…OceanFirst Financial Corp. (NASDAQ:OCFC, the “Company”), the holding company for OceanFirst Bank N.A., today announced that the 2020 Annual Meeting of Stockholders scheduled for May 20, 2020 at 9:00 a.m. Eastern Time will be held in a virtual meeting format only. Due to public health and safety concerns related to the COVID-19 pandemic, and in order to comply with federal and state health guidance and executive orders, shareholders and guests will not be permitted to attend the meeting in person.
OceanFirst Financial Corp. eligible stockholders of record as of the close of business on April 3, 2020 are invited to participate in the live audio webcast of the virtual meeting which will offer the same rights and opportunities to participate in the virtual Annual Meeting as at an in-person meeting, using online tools to ensure access and participation. A link to the live audio webcast, and a replay of the event, is available by visiting www.oceanfirst.com - Investor Relations. Access will begin at 8:45 a.m. Eastern Time to allow time for stockholders to log-in with the control number provided on the proxy card prior to the 9:00 a.m. Eastern Time scheduled start. The meeting agenda will include a presentation by management.
Stockholders may also vote during the live meeting online at www.virtualshareholdermeeting.com/OCFC2020 by entering the 16-digit control number included on the proxy card or notice. Whether or not stockholders plan to attend the virtual Annual Meeting, the Company encourages all eligible stockholders to vote using the proxy card and materials included in the meeting materials distributed. As a reminder, participating in the meeting is not required to vote. Voting before the meeting is available, using the instructions and control number included on the proxy card, via the Internet at www.proxyvote.com; by phone at 1.800.690.6903; or by returning the proxy card by mail. Votes submitted before the meeting must be received by 11:59 p.m. Eastern Time on May 19, 2020 and 11:59 p.m. Eastern Time on May 14, 2020 for shares held in a Plan. Any stockholder votes already submitted require no further action. Broadridge Financial Solutions will host the virtual meeting and tabulate votes.
Any questions regarding the 2020 Annual Stockholder Meeting should be directed to Jill Hewitt, Investor Relations Officer.
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $10.5 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.'s press releases are available at http://www.oceanfirst.com.
Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "will," "should," "may," "view," "opportunity," "potential," or similar expressions or expressions of confidence. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in accounting principles and guidelines and the impact of the COVID-19 pandemic on the Company’s business operations and that of its customers. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.